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                                                                    EXHIBIT 10.1

                          INTELECT COMMUNICATIONS INC.
                             SUBSCRIPTION AGREEMENT
                                       FOR
                               COMMON STOCK UNITS

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") made and entered into as of this 17th day of December 1999, by and between INTELECT COMMUNICATIONS, INC., a company incorporated under the laws of Delaware ("ICI" or the "Company") and THE COASTAL CORPORATION SECOND PENSION TRUST ("Coastal") (the "Parties"):

                                 W I T N E S S:

         WHEREAS, the Company has authorized share capital consisting of (a) 100,000,000 shares $.01 per share par value common stock ("Common Stock"), and
(b) 50,000,000 shares $.01 per share par value preferred stock ("Preferred Stock"); and

         WHEREAS, ICI and Coastal entered into an AMENDED AND RESTATED LOAN AGREEMENT FOR RECEIVABLES- AND INVENTORY-BACKED BORROWING ("Loan Agreement") dated August 13, 1999 in the amount of Twelve Million Dollars ($12,000,000) as a continuation to Coastal's debt and equity funding of the operations of ICI and its Subsidiaries; and

         WHEREAS, ICI is in need of additional working capital funding in order to acquire parts and components to construct its products, and to continue operations leading to additional sales, and is willing to provide incentives to Coastal to purchase Common Stock of the Company by combining the sale of Common Stock with Warrants which are subject to conditions on exercise (the "Common Stock Units" or "Units") and to adjust the price and/or conversion ratios of warrants previously issued to Coastal; and

         WHEREAS, Coastal and ICI have agreed to the sale and purchase of the Common Stock Units for the consideration and on the terms and conditions set forth herein, including advances on November 22, and December 3, 1999; and

         WHEREAS, ICI believes it is in the best interests of the Company to acquire Coastal's additional equity investment on the terms and conditions herein; and

         WHEREAS, the Parties desire to memorialize their agreement for the issuance and acquisition of the Common Stock Units of ICI;

         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements herein contained, the Company and Coastal agree as follows:

                                    ARTICLE 1
                                  GENERAL TERMS

         Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Agreement" shall mean this Agreement, as the same may from time to time be amended, modified or supplemented.

         "Business Day" shall mean a day (other than a Saturday, Sunday or legal holiday) for commercial lenders pursuant to the laws of the State under which Coastal is governed.

         "Capital Stock" shall mean all common and preferred stock of the Company, but shall not include preferred stock subject to mandatory redemption requirements.


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         "CERCLA" shall have the meaning given in Section 6.01(k).

         "Closing" shall have the meaning given in Section 2.01(b).

         "Coastal" shall mean The Coastal Corporation Second Pension Trust.

         "Common Stock" means the common shares of ICI, par value $.01 per share.

         "Company" shall mean ICI, including all successors thereto, and whether merged, consolidated, reincorporated or as its name, domicile or jurisdiction may change from time to time.

         "Company and its Consolidated Subsidiaries" shall mean the Company and its Subsidiaries which are taken on a consolidated basis for financial reporting purposes. The Consolidated Subsidiaries of the Company are: Intelect Network Technologies Company (formerly Intelect, Inc.) ("INT"); DNA Enterprises, Inc. ("DNA"); Intelect Visual Communications Corp. ("IVC"); and Intelect Communications Systems, Ltd. ("ICSL").

         "Default" shall mean the occurrence of any of the events specified in
Article 9 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "Dollar", "Dollars" and "$" shall mean the lawful currency of the United States of America.

         "Effective Date" shall have the meaning given in Section 2.01(b).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all current rules and regulations promulgated thereunder.

         "Event of Default" shall mean the occurrence of any of the events specified in Article 9 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

         "Financial Statements" shall mean the financial statements of the Company described in Section 7.01 hereof.

         "GAAP" shall mean generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

         "Indebtedness" shall mean all principal, interest and commitment fees owing by the Company to Coastal.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan Agreement" shall have the meaning given in the Recitals.

         "Material Adverse Effect" shall mean a material and adverse effect on the operations or financial condition of the Company or its Subsidiaries.

         "Material Subsidiaries" shall mean INT, DNA and IVC.

         "NASDAQ" means the National Association of Securities Dealers Automated Quote System.

         "Parties" shall have the meaning given in the Preamble.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.


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         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any multi-employer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five (5) calendar years preceding the date of this Agreement was maintained, for employees of the Company or a Subsidiary.

         "Preferred Stock" shall have the meaning given in the Recitals.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Documents" shall mean ICI's filings with the Securities Exchange Commission.

         "Registration Rights Agreement" means the Registration Rights Agreement the form of which is attached hereto to Exhibit B, as originally executed or as it may from time to time be supplemented, modified or amended.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Security Act of 1933, as amended.

         "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

         "Trading Days" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

         "Transaction Documents" means this Agreement, the Registration Rights Agreement and all Exhibits, Certificates and Opinions pertaining thereto.

         "Units" shall mean the Common Stock Units.

         "Unit Warrants"shall mean the Unit Warrants in the form attached hereto as Exhibit A.

         "Warrants"shall have the meaning given in Article 3.

         "Warrant Shares" shall have the meaning given in Section 3.05.

                                    ARTICLE 2
                             TERMS OF SUBSCRIPTIONS

         Section 2.01 Issuance and Purchase of Common Stock Units.

                  (a) On the terms and subject to the conditions of this Agreement, the Company agrees to issue, and Coastal agrees to purchase, 5,000,000 Common Stock Units for a purchase price of One and no/100 Dollars ($1.00) per Unit, for an aggregate purchase price of Five Million Dollars ($5,000,000). The 5,000,000 Common Stock Units shall consist of 5,000,000 shares of Commons Stock and 5,000,000 Unit Warrants.

                  (b) The sale and purchase of the Common Stock Units shall take place at 10:00 AM, December 17th, 1999, (the "Effective Date") at the offices of Coastal at Nine Greenway Plaza, Houston, Texas and thereafter until completed (the "Closing"). At the Closing, the Company shall deliver to Coastal certificates evidencing the shares of Common Stock, registered in the name of Coastal, and the Unit Warrants against payment as specified herein. Payment


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shall be in the form of a credit to the balance of the Indebtedness outstanding under the Loan Agreement. The Closing shall be subject to the conditions set forth in Article 5.

         Section 2.02 Restrictive Legend. Each certificate representing shares of the Common Stock shall be inscribed with the following restrictive legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NO SALE, OFFER TO SELL, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE ACT, WITH RESPECT TO SUCH SHARES IS THEN IN EFFECT OR UNLESS THE HOLDER OBTAINS AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE BLUE SKY LAW."

         Section 2.03 Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company or other securities or property; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the Common Shares in respect of which such shares are being issued.

         Section 2.04 Registration Rights. ICI further agrees to register the resale of the shares of Common Stock identified in this Article 2. A registration statement shall be filed with the SEC not later than January 31, 2000, and ICI shall seek to make the registration effective within sixty (60) days of filing.

         Section 2.05 Right of First Refusal. Nothing contained herein may be read or construed to limit, amend or terminate the rights of first refusal to participate in any offering of an equity interest, including common stock, preferred stock, warrants or convertible debentures, to be offered by Company or brought to Company, previously granted to Coastal.

                                    ARTICLE 3
                                    WARRANTS

         Section 3.01 Warrants. As an inducement to enter this Agreement to purchase Common Stock Units and invest capital in the Company, but for which Coastal would not do, ICI agrees to issue to Coastal Warrants to purchase shares of Common Stock subject to the conditions below.

         Section 3.02 Unit Warrants. ICI agrees to issue to Coastal Warrants ("Unit Warrants") to purchase shares of Common Stock at a price per share ("Exercise Price") of 75/100 DOLLARS ($0.75), provided that the Warrants shall not be exercisable before six (6) months following the date of issuance, and provided further that the Warrants shall not be exercisable before the share price of the Common Stock shall close trading at ONE and 20/100 DOLLARS ($1.20) or more for five (5) consecutive Trading Days. ICI agrees to issue the Unit Warrants in the form attached as Exhibit A.

         Section 3.03 Other Restrictions and Conditions.

                  (a) The Warrants may not be exercised until ICI increases the number of authorized shares of Common Stock by at least five million (5,000,000) in accordance with the Articles of Incorporation and By-Laws of the Company, provided that if no such additional shares have been authorized within one year of the date of this Agreement, this condition shall lapse and be of no effect.


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                  (b) No shares of Common Stock shall be required to be reserved for issuance upon exercise of the Warrants until the conditions in Section 3.03(a) have been met, provided that if insufficient shares have been authorized at the time of Coastal's notice of exercise of the warrants following satisfaction of the other restrictions and conditions herein, Coastal shall be entitled to damages in the amount calculated as set forth in the Warrant.

         Section 3.04 Reissued Warrants. As a further inducement, ICI agrees to reissue to Coastal the Warrants originally issued on August 27, 1997, at an exercise price per share of Six Dollars ($6.00), and reissued on August 13, 1999 at an exercise price of $1.30, and the Warrants issued on August 13, 1999 at an exercise price per share of One and 30/100 Dollars ($1.30). The exercise price shall be the same as for the Warrants issued under Section 3.02. The form of each of the Amended and Restated Warrants is attached hereto as Exhibit C and D.

         Section 3.05 Registration Rights. The Company agrees to grant to Coastal certain registration rights under a Registration Rights Agreement, the form of which is attached as Exhibit B, to be executed at Closing, covering registration rights in respect to the Common Stock to be issued on exercise of the Warrants issued hereunder ("Warrant Shares").

                                    ARTICLE 4
                               BOARD OF DIRECTORS

         Section 4.01 Appointment. For so long as Coastal holds ten percent (10%) or more of the voting shares of Common Stock after purchase of Units, ICI agrees to cause a person selected by Coastal to be appointed to fill the vacant seat on the Board of Directors of the Company. Coastal shall provide 14 days written notice of its exercise of this right of appointment. Such representative shall serve at Coastal's discretion until the earlier of the election at least two years from the date hereof, or until Coastal holds less than ten percent (10%) of the voting shares of Common Stock.

         Section 4.02 Election. In the event of an appointment under Section 4.01, for so long as Coastal holds ten percent (10%) or more of the voting shares of Common Stock, ICI further agrees to cause Coastal's representative to be elected to the Board of Directors at each subsequent election of Directors of the Company to serve at Coastal's discretion.

         Section 4.03 Duration. Nothing contained herein shall be read or construed to require ICI to cause the Coastal representative to remain on the Board of Directors of the Company beyond such time as Coastal maintains sufficient voting stock to elect a member to the Board of Directors consistent with the Certificate of Incorporation and By-laws of the Company, nor shall anything herein be read or construed to limit Coastal to elect or vote with regard to only one Director.

                                    ARTICLE 5
                                   CONDITIONS

         The obligation of Coastal to purchase the Units is subject to the satisfaction of the following conditions:

         Section 5.01 Secretary's Certificates. Coastal shall have received certificates of the Secretary or an Assistant Secretary of the Company setting forth (i) resolutions of its Board of Directors in form and substance satisfactory to Coastal with respect to the authorization of this Agreement and the officers of the Company authorized to sign such instruments, and (ii) specimen signatures of the officers so authorized.

         Section 5.02 Good Standing. Company shall deliver certificate of good standing for Company and its Material Subsidiaries.

         Section 5.03 No Default. Coastal shall have received certificates of an officer of the Company stating no Default shall have occurred and be continuing which in any respect could have a Material Adverse Effect on the Company or any Subsidiary and there shall not have occurred and be continuing any condition, event or act which constitutes an Event of Default under the Loan Agreement.


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         Section 5.04 Regulatory Requirements. The Parties to this Agreement have determined that all regulatory requirements which are conditions precedent to the execution of this Agreement has been met, or the time for such approvals shall have lapsed and no further regulatory action be required.

         Section 5.05 Representations and Warranties. The representations and warranties made by the Company herein and in every other written document delivered pursuant hereto shall then be true in all material respects; and the Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them at or before the Closing.

         Section 5.06 Opinion of Counsel.

                  (a) Coastal shall have received from counsel for the Company an opinion addressed to Coastal substantially to the effect that:

                           (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has the corporate power to conduct its business, to enter into and to perform its obligations under this Agreement, and to issue the Common Stock, the Unit Warrants and the Amended and Restated Warrants.

                           (ii) The authorized capital stock of the Company consists of (x) 100,000,000 shares of Common Stock, US $.01 par value, and (y) 50,000,000 shares of Preferred Stock, US $.01 par value.

                           (iii) Upon the payment of the consideration described in this Agreement, the Common Stock will be duly authorized, validly issued, fully paid, and nonassessable.;

                           (iv) The Company has the corporate power to execute, deliver and carry out the terms and provisions of the Agreement and the Transaction Documents and has taken all necessary corporate action to authorize the execution, delivery and performance thereof. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                           (v) Neither the execution, delivery or performance by the Company of the Transaction Documents nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule or regulation, or of any order, writ, injunction or decree of any court, governmental instrumentality or stock exchange known to such counsel or (ii) will conflict, or be inconsistent with, or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company.

                           (vi) Except as disclosed in the Financial Statements, the Public Documents or this Agreement, there are no actions, suits or proceedings pending or threatened against or affecting the Company before any court or before any governmental or administrative body or agency the outcome of which is likely to materially and adversely affect the operations, business, property or assets or the financial condition of the Company.

                           (vii) No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any stock exchange, is required to authorize, or is required in connection with (i) the execution, delivery and performance of the Agreement or the Transaction Documents, or (ii) the legality, validity, binding effect or enforceability of the Agreement or the Transaction Documents.


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                  (b) The opinion required by this Section may, as to matters of fact, be given in reliance upon certificates of officers of the Company and public officials and may contain other normal and customary qualifications found in opinions of this nature.

         Section 5.07 NASDAQ Requirements. Nothing in the Transaction Documents shall, or shall be read or construed to, violate the rules of the SEC or any market in which shares of ICI are traded, and including the maintenance criteria of the NASDAQ Rule 4460(i)(1)(D)(iii), (as applied to all shares of ICI's Common and Preferred Stock deemed to be aggregated under said Rule).

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         Section 6.01 By The Company. The Company represents and warrants to Coastal that:

                  (a) Organization. ICI is a corporation duly existing and in good standing under the laws of Delaware. Each of Company and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the Company or such Material Subsidiary owns real Property or conducts such business, where the failure to maintain such good standing or authorization is reasonably expected to have a Material Adverse Effect.

                  (b) Authorization; No Conflict. The execution and delivery of this Agreement, and the performance by the Company of its obligations under this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals (if any shall be required) and do not and will not contravene or conflict with any rule, regulation, decree or order or provision of law or of the charter or the By-Laws of the Company or of any agreement binding upon the Company or any of its properties, except to the extent any such consent or approval has been obtained or waived, and delivered to Coastal. In addition, and not in limitation of the foregoing, the Company's Board of Directors has approved (i) the Transaction Documents, and (ii) the consummation of the transactions contemplated by the Transaction Documents.

                  (c) Capitalization. At the date of this Agreement, the authorized Capital Stock of the Company consists of 100,000,000 shares of Common Stock, US $.01 of which 60,936,573 are issued and outstanding as of December 1, 1999, and 50,000,000 shares of Preferred Stock, US $.01, of which 3,719,409 shares are issued and outstanding as of December 1, 1999.

                  (d) Valid Issuance of Securities. Upon receipt of the consideration from Coastal as described herein, the Stock will be duly authorized, validly issued, fully paid, and nonassessable.

                  (e) Binding Obligations. This Agreement constitutes the binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or under general principles of equity.

                  (f) Financial Condition. The audited annual consolidated Financial Statements of the Company and its Consolidated Subsidiaries for its most recently ended fiscal year ended December 31, 1998 (the "1998 Financial Statements"), and the unaudited consolidated interim Financial Statements of the Company and its Consolidated Subsidiaries for its most recently ended fiscal quarter (for which such annual or quarterly Financial Statements are available), which have been delivered to Coastal, are complete and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, and present fairly the consolidated financial condition and results of the operations of the Company and its Consolidated Subsidiaries as at the date or dates and for the period or periods stated (subject only to normal year-end audit adjustments with respect to such unaudited interim statements). No material adverse change has since occurred in the consolidated financial condition or operations of the Company and its Consolidated Subsidiaries, except as otherwise disclosed to Coastal.

                  (g) Defaults. Except as disclosed to Coastal, neither the Company nor any Subsidiary is in Default (in any respect which materially and adversely affects the consolidated business, Property, operations or


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


financial condition of the Company and its Consolidated Subsidiaries) under any instrument evidencing borrowed money to which the Company or a Subsidiary is a party or by which it is bound.

                  (h) Tax Returns and Payments. The Company has (i) filed all tax returns which it is required to file, where the failure to file such returns would have a Material Adverse Effect on the consolidated financial condition or operations of the Company and its Consolidated Subsidiaries, and (ii) paid, or has provided adequate reserves for the payment of all material federal and state income taxes applicable for all prior fiscal years and for the current fiscal year down to the date hereof.

                  (i) Litigation Representation. Except as disclosed to Coastal or in the Public Documents, there is no litigation (including without limitation, derivative actions), arbitration proceedings or governmental proceedings pending or, to the knowledge of the Company, threatened against it or any Subsidiary which involves the reasonable probability of a judgment not covered by insurance or which would have a Material Adverse Effect on the Company and its Consolidated Subsidiaries.

                  (j) Compliance with ERISA. The Company and each of its Subsidiaries are in compliance in all material respects with ERISA. Neither the Company nor any of its Subsidiaries has any material liability under any type of Plan. No reportable event, as set forth in Section 4043(b) of ERISA, has occurred and is continuing with respect to any Plan which results in any material liability to the PBGC.

                  (k) Environmental Matters. Neither the Company nor any Subsidiary (i) has received written notice, nor has any officer of the Company otherwise learned, of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate would have a Material Adverse Effect, arising in connection with: (x) any noncompliance with or violation of the requirements of any applicable federal, state or local environmental health and safety statutes and regulations or (y) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best of Company's knowledge, has any liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which in the aggregate would have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Company or any Material Subsidiary is or may be liable where the taking or the failure to take such remedial action would have a Material Adverse Effect, or (iv) has received notice that the Company or any Material Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA"), or any analogous state law, the failure to comply with which would have a Material Adverse Effect. To the best of the Company's knowledge, the Company and each Material Subsidiary is in compliance in all material respects with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, the failure to comply with which would have a Material Adverse Effect.

                  (l) Compliance with Applicable Laws. Neither the Company nor any Material Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental authority, which default would have a Material Adverse Effect. To the best of the Company's knowledge, the Company and each Subsidiary is in compliance with all applicable statutes, rules and regulations, including ERISA, of all governmental authorities, and (except as disclosed to Coastal) of every exchange on which the Capital Stock of the Company is listed, a violation of which would have a Material Adverse Effect. In addition and not in limitation of the foregoing, the transactions contemplated by this Agreement will not (i) violate any NASDAQ rules applicable to the Company or, singly or together with other events, cause the Common Stock to cease to be authorized for quotation on NASDAQ; (ii) constitute a "change of control" for purposes of NASDAQ Stock Market Rule 4310(c)(25); or (iii) violate NASDAQ Stock Market Rule 4310(c)(21) regarding voting rights. In addition and not in limitation of the foregoing, the acquisition of the Common Stock Units will not require shareholder approval under the laws, rules and regulations of the SEC, NASDAQ or any provision of the Certificate of Incorporation or By-Laws of the Company; and the acquisition of the Common Stock Units will not require the review of the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


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


                  (m) Patents, Licenses, Etc. Except as disclosed to Coastal, the Company warrants that it has all right and title to, and has maintained and caused each Subsidiary to maintain in full force and effect, all material licenses, copyrights, patents, permits, applications, reports, authorizations, easements and other rights as are necessary for the conduct of the business of Company and its Consolidated Subsidiaries, where the termination of such rights would have a Material Adverse Effect.

                  (n) Disclosure. Each of Company's representations in the Transaction Documents are true, complete and accurate in all material respects. Company has disclosed all material facts of which it has knowledge and regarding the transaction contemplated by this Agreement. Company has not failed to disclose to Coastal any material fact necessary in order to make any statement made, in light of the circumstances under which made, not misleading.

         Section 6.02 By Coastal. Coastal represents and warrants to the Company that:

                  (a) Organizational Status; Authority; Enforceability; No conflicts; etc. Coastal is a trust, duly formed under the laws of the State of Texas, and has all requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions hereunder have been duly authorized by all required action. This Agreement has been duly executed and delivered on behalf of Coastal and is a legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy and insolvency laws and general principles of equity. This Agreement does not conflict with any of Coastal's organizational documents or any other contract or agreement to which it is a party, or any law, rule or regulation binding on or applicable to Coastal.

                  (b) Investment Purpose. The securities to be issued to Coastal under or as contemplated in this Agreement are being acquired, or will be acquired, for investment for its own account, and not with a view to, or for resale in connection with, any distribution of securities within the meaning of the Securities Act. No securities may be sold, transferred, or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except under any exemption from those laws.

                  (c) Accredited Investor Status. Coastal is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (d) No Litigation. There are no claims, actions, suits, proceedings or investigations pending, or, to the knowledge of Coastal threatened against it, which, if adversely resolved, would materially impair its ability to perform its obligations under this Agreement or which challenge the legality of, or seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement.

                  (e) Reliance on Exemptions. Coastal understands that the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Coastal's compliance with, the representations and warranties of Coastal in order to determine the availability of such exemptions and the eligibility of Coastal to acquire the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares.

                  (f) Information. Coastal and its advisors, if any, have been afforded the opportunity to ask questions of the Company, including its management. Coastal has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares. Coastal acknowledges that:

                           (i) it has access to copies of (and acknowledges that
                  the Company has offered to provide, upon request, copies of) the Company's filings with the Securities Exchange Commission (collectively, the "Public Documents");

                           (ii) it understands that the acquisition of Common
                  Stock Units entails various risks including, but not limited to, those outlined in the Public Documents and in this Agreement, and has determined that the Common Stock Units are a suitable investment and that at this time it could bear a complete loss of its investment; and

                           (iii) any information which Coastal has heretofore
                  represented or furnished to the Company with respect to its financial sophistication is correct and complete as of the date of this Agreement.

                  (g) No Governmental Review. Coastal understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, or the fairness or suitability of the investment in the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, nor have such authorities passed upon or endorsed the merits of the offering.

                  (h) Transfer or Resale. Coastal understands that except as provided herein: (i) the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered, (B) Coastal shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Coastal provides the Company with reasonable assurance that such Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto)("Rule 144"); and (ii) any sale of the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Stock Units, including the Common Stock, the Warrants and the Warrant Shares, under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) except as expressly provided in this Agreement or the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                                    ARTICLE 7
                              AFFIRMATIVE COVENANTS

         Section 7.01 Financial Statements and Reports. The Company will promptly furnish to Coastal:

                  (a) Annual Reports. As soon as available and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Company, the audited balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year, the audited statement of income of the Company and its Consolidated Subsidiaries for such year, and the audited statement of reconciliation of capital accounts of the Company and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the opinion of independent public accountants of national standing.

                  (b) Quarterly Reports. As soon as available and in any event within sixty (60) days after the end of each of the first three quarterly periods in each fiscal year of the Company, a copy of the Company's Form 10-Q as filed with the Securities and Exchange Commission.

                  (c) Other Information. Such other information regarding the financial condition and operations of the Company and its Consolidated Subsidiaries as Coastal may reasonably request. All such balance sheets and other Financial Statements referred to in Sections 7.01(a) and (b) above shall conform to GAAP except for such changes in accounting principles or practice with which the independent public accountants concur, and subject to normal year-end audit adjustments with respect to the unaudited quarterly statements described in Section 7.01(b) hereof.

                  (d) Actions. Notice of all actions, suits, claims, proceeding, investigation and inquiries that could reasonably be expected to have a Material Adverse Effect.

                  (e) Defaults. Promptly, and in any event within three (3) Business Days, after any officer of the Company obtains knowledge of the existence of any Default under this Agreement or a default under any other contract to which the Company is a party and which could reasonably be expected to have a Material Adverse Effect.

         Section 7.02 Legal Existence. The Company will, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises. The Company will use, and will cause each Material Subsidiary to use, its best efforts to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its Property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

         Section 7.03 Insurance. The Company shall maintain, and cause each Subsidiary to maintain, insurance on its Property against such risks and in substantially the same amounts as are currently maintained, including, without limitation, general liability and workers' compensation insurance.

         Section 7.04 Maintenance of Property. The Company shall cause all material Property owned by or leased to the Company or any Material Subsidiary and used or useful in the conduct of the Company's business or the business of any Material Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Material Subsidiary may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Material Subsidiary from discontinuing the use, operation or maintenance of any such Property, or disposing of any such Property, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors, board of trustees or managing partners of the Material Subsidiary concerned, or of any officer (or other agent employed by the Company or any of its Material Subsidiaries) of the Company or such Material Subsidiary having managerial responsibility for any such Property, desirable in the conduct of the business of the Company or any Material Subsidiary, and if such discontinuance or disposal is not disadvantageous in any material respect to Coastal.

         Section 7.05 Inspection of Property; Books and Records; Discussions. Upon reasonable request by Coastal, the Company shall permit representatives of Coastal, upon at least two (2) Business Days' prior written notice to a financial officer of the Company and subject to assertions of attorney-client privilege and to confidentiality obligations reasonably necessary to protect proprietary information, to visit the offices of the Company and its Subsidiaries, to inspect, under guidance of officers of the Company, any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Company and its Subsidiaries with the officers thereof.

         Section 7.06 Patents, Licenses, Etc. Except as disclosed to Coastal, the Company shall maintain and cause each Material Subsidiary to maintain, in full force and effect, all material licenses, copyrights, patents, permits, applications, reports, authorizations, easements and other rights as are necessary for the conduct of its business, the termination of which would have a Material Adverse Effect. Company shall pay all royalties, annuities and license fees as they become due and shall not forfeit or allow to lapse any rights under any patent, copyright or license.

         Section 7.07 Further Assurances. The Company will promptly cure any defects in the creation and execution of the Transaction Documents. The Company, at its expense, will promptly execute and deliver to Coastal all such further documents, agreements and instruments as may reasonably be requested by Coastal in order to effect any obligation of the Company under this Agreement.

         Section 7.08 Reimbursement of Expenses. The Company will, upon request, promptly reimburse Coastal for all amounts expended, advanced or incurred by Coastal (including reasonable attorneys' fees and disbursements) to satisfy any obligations of the Company under this Agreement or to enforce the rights of Coastal under this Agreement, including all fees and disbursements (including, without limitation, all investment banking, legal and other fees and disbursements) of Coastal in connection with the transactions contemplated by this Agreement, or any other Transaction Documents.

         Section 7.09 Hart-Scott-Rodino. The Company agrees to file such notices of exemption or applications for approval or authority as it, in consultation with legal counsel, deems necessary or advisable with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (15 U.S.C.
Section 18a) as amended and the rules and regulations promulgated thereunder by the Federal Trade Commission. Coastal will assist in preparation of the filing and any response required by either entity.

                                    ARTICLE 8
                                  MISCELLANEOUS

         Section 8.01 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective Parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth below or at such other address as either of the Parties hereto may hereafter notify the other in writing.

To Company:       INTELECT COMMUNICATIONS, INC.
                  1100 Executive Drive
                  Richardson, Texas  75081
                  Telephone:   972-367-2100
                  Telecopy:    972-367-2271
                  Attention: Herman Frietsch, Chairman and CEO

with a copy to:   RYAN & SUDAN, L.L.P.
                  909 Fannin, 39th Floor
                  Houston, Texas 77010
                  Telephone:   713-652-0501
                  Telecopy:    713-652-0503
                  Attention:  Philip P. Sudan, Jr.

To Coastal:       THE COASTAL CORPORATION SECOND PENSION TRUST
                  Nine Greenway Plaza
                  Houston, Texas  77046-0995
                  Telephone:   713-877-7640
                  Telecopy:    713-297-1734
                  Attention: Donald H. Gullquist, Trustee

with a copy to:   THE COASTAL CORPORATION
                  Nine Greenway Plaza
                  Houston, Texas  77046-0995
                  Telephone:   713-877-6920
                  Telecopy:    713-877-7132
                  Attention: Director, Financial Administration

         Section 8.02 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties hereto; provided, however, the Company may not assign or transfer any of its interest hereunder without the prior written consent of Coastal and provided further that Coastal may not assign its interest hereunder without the prior written consent of the Company, which consent of either party shall not be withheld unreasonably.

         Section 8.03 Survival of Agreements. All representations and warranties of the Company herein shall survive the effective date of this Agreement.

         Section 8.04 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the this Agreement.

         Section 8.05 Amendment or Waiver. This Agreement may not be amended, changed, waived, discharged or terminated without the written consent of the Company and Coastal.

         Section 8.06 No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or Coastal in exercising any right, power or privilege hereunder and no course of dealing between the Company and Coastal shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company or Coastal would otherwise have.

         Section 8.07 Headings. The descriptive headings of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 8.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and Coastal.

         Section 8.09 Governing Law. THIS AGREEMENT, AND THE APPLICATION OR INTERPRETATION THEREOF, SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAW OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE CONFLICTS OF LAWS RULES OF THE STATE OF TEXAS WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION IN WHICH CASE THE LAWS OF THE STATE OF TEXAS SHALL NONETHELESS APPLY. THE PARTIES CONSENT TO JURISDICTION IN THE STATE AND FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS.

         Section 8.10 Exhibits. The following exhibits are attached hereto and incorporated herein by reference thereto for all relevant purposes of this
Agreement:


                                Exhibit  A - Warrants
                                Exhibit  B - Registration Rights Agreement
                                Exhibit  C -Amended and Restated Warrants
                                Exhibit  D - Amended and Restated Warrants

         Section 8.11 Entire Agreement. This Agreement, including the Exhibits attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the Parties with respect to the subject matter.

         IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be duly executed as of the date first above written.

INTELECT COMMUNICATIONS, INC.                   THE COASTAL CORPORATION SECOND
                                                 PENSION TRUST


By:                                             By:
   -------------------------------                 ---------------------------
    Herman M. Frietsch                              Donald H. Gullquist
    Chairman & CEO                                  Senior Vice President
                                                    The Coastal Corporation


                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT